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EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT


               -  Image Sciences, Inc.
                  Texas
                  100% owned


               -  FormMaker Software, Inc.
                  Georgia
                  100% owned


               -  EZPower Systems, Inc.
                  Delaware
                  100% owned


               -  Maitland Software, Inc.
                  Maine
                  100% owned


               -  Docucorp Europe Ltd
                  London, England
                  100% owned


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